SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 1, 2001

CYGNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California		94063-4719
(Address of principal executive offices)		(Zip Code)

(650) 369-4300

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

                On November 1, 2001, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that we received approval from the U.S. Food & Drug Administration (FDA) for our supplemental pre-market approval (PMA) application for Cygnus to perform the final assembly of the GlucoWatch® biographer.

                On November 5, 2001, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.2, announcing our quarterly financial results.

                On November 6, 2001, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.3, announcing that we received notification from the FDA that our supplemental PMA application for use of the GlucoWatch biographer by children and adolescents with diabetes has been deemed suitable for filing and will receive expedited processing.

Item 7.    Financial Statements and Exhibits.

                (c)           Exhibits.

                Exhibit Number

99.1         Press Release by Cygnus, Inc. dated November 1, 2001 referred to in Item 5 above.

99.2         Press Release by Cygnus, Inc. dated November 5, 2001 referred to in Item 5 above.

99.3         Press Release by Cygnus, Inc. dated November 6, 2001 referred to in Item 5 above.

                                                                                           SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	November 7, 2001	By:	/s/ Barbara G. McClung
Barbara G. McClung Senior Vice President and General Counsel